Exhibit 32.2

Certification of Treasurer Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

     The undersigned Treasurer of United Community Bankshares of Florida, Inc. does hereby certify, to such officer’s knowledge, that this report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operation of United Community Bankshares of Florida, Inc.

/s/ Shirley L. Tyler Shirley L. Tyler Treasurer

Date:  November 2, 2004